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                                                                    EXHIBIT 5.1


                               Alston & Bird LLP

                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                               Fax: 404-881-7777

Premiere Technologies, Inc.
3399 Peachtree Road, N.E.
The Lenox Building, Suite 400
Atlanta, Georgia  30326

       Re:  Registration Statement on Form S-4


Ladies and Gentlemen:

       We have acted as counsel to Premiere Technologies, Inc. (the "Company") in connection with the filing of its Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, covering the offering of up to 2,500,000 shares of the Company's common stock, $.01 par value per share (the "Shares"), which may be issued by the Company and offered for sale from time to time in connection with future acquisitions of the assets or securities of complementary businesses or properties. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

       This opinion is limited by and is in accordance with, the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

       Based upon the foregoing, and having regard to legal considerations which we deem relevant, it is our opinion that the Shares covered by the Registration Statement, will, when issued and delivered in accordance with resolutions duly adopted by the board of directors of the Company pursuant to the Company's Articles of Incorporation and Bylaws and applicable provisions of the Georgia Business Corporation Code (including, without limitation, the receipt of the consideration for which the board of directors authorized the issuance of the Shares), be legally issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                              Sincerely,

                              ALSTON & BIRD LLP


                              By:  /s/ Jeffrey A. Allred
                                 -----------------------
                                 Jeffrey A. Allred
                                 A Partner